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     [Logo]
     M.D.C. HOLDINGS, INC.
     3600 SOUTH YOSEMITE, SUITE 900
     DENVER, COLORADO 80237
     (303) 773-1100
                                                                       EXHIBIT 5


                                  May 31, 1995


M.D.C. Holdings, Inc.
3600 South Yosemite
Suite 900
Denver, Colorado 80237

Ladies and Gentlemen:

     M.D.C. Holdings, Inc. (the "Company") has filed with the Securities and Exchange Commission a registration statement (the "Registration Statement") on Form S-3 (Number 33-____), which relates to the registration of 66,315 shares of the $.01 par value Common Stock of the Company (the "Shares") owned by Messrs. Larry A. Mizel, Spencer I. Browne and David D. Mandarich.

     I have examined such corporate records of the Company and such other documents as I have deemed appropriate to render this opinion.

     Based upon the foregoing, I am of the opinion that the Shares have been legally issued, fully paid and are non-accessible.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                   Sincerely,


                                   /s/ Daniel S. Japha
                                   Daniel S. Japha
                                   General Counsel - Corporate and
                                   Assistant Secretary

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